FORM 8-K

                          CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                   Date of report: April 03, 2008
                  (Date of earliest event report)

                   American Capital Holdings, Inc.
    -------------------------------------------------------
     (Exact name of Registrant as specified in its charter)

        Florida                            65-0895564
  --------------------------------     -------------------
  (State or other jurisdiction            (IRS Employer
   of incorporation)                   Identification No.)

                             000-50776
                       ---------------------
                      (Commission File No.)


                       1016 Clemmons Street
                             Suite 302
                       Jupiter, FL 33477-3305
                           561-745-6789
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 (Address and Telephone Number of Principal Executive Offices)


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 (Former name or former address, if changed since last report)


                        Barney A. Richmond
                    1016 Clemmons St. Suite 302
                        Jupiter, FL 33477
                           561-880-0004
   -----------------------------------------------------------
   (Name, Address and Telephone Number of Agent for Service)


INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 8.01.  Other Events and Required FD Disclosure

On March 31, 2008 Joint Plan Proponent American Capital Holdings, Inc. and Debtor, eCom eCom.com, Inc. ("Proponents") received a March 28, 2008 United States Southern District of Florida Bankruptcy Court Order Granting Debtor-In-Possession's Motion For Final Decree Closing Case (C.P. #361) and Final Decree (See Exhibits 1 and 2) issued by the Honorable Paul G. Hyman, Jr. which closed eCom's successful Plan of Reorganization in re: Case No. 04-35435-BKC-PGH.

In accordance with American Capital Holdings, Inc's August 22, 2006 8-K filing American Capital Holdings, Inc. plans to distribute the Twenty Three Million Nine Hundred Ten Thousand Six Hundred Eighty (23,910,680) common shares as a special reorganization disbursement property dividend to American Capital Holdings, Inc. shareholders. Pursuant to the Plan, the shares were issued by eCom at .026 per share. The shares are subject to forward or reverse splits and are currently being held in escrow. As previously mentioned in the aforementioned August 22, 2006 8-K filing, the proposed record date for this proposed stock dividend was set five (5) business days subsequent to the Plan of Reorganization's final decree confirmation by the Bankruptcy Court. Due to the ten (10) day United States Bankruptcy Code notice requirements, the record date is set for 5:00 p.m. EST on April 14, 2008. This dividend is classified as a final eCom Plan of Reorganization disbursement property dividend, which will require the following instructions for each American Capital Holdings, Inc. shareholder.

1. In order to perfect delivery of your property dividend shares, if your shares are held in a brokerage account, you must have your broker forward to our offices verification of the amount of shares held in your account, your current mailing and e-mail addresses. The mailing address is required for proof of delivery of the dividend shares whereby we can file a final report with the United States Bankruptcy Court. The e-mail address is required for future communications regarding eCom and the other spin off companies.

2. If your shares are currently held individually in your name in certificate form, please notify American Capital Holdings, Inc. either through (a) United States regular mail at 1016 Clemmons Street, Suite 302, Jupiter, FL 33477-3305; or (b) by facsimile at 561.337.9356; or (c) by e-mail at dividend@achusa.com.

These Twenty Three Million Nine Hundred Ten Thousand Six Hundred Eighty (23,910,680) eCom escrowed shares will be distributed on a pro-rata basis based on completion of the above listed criteria.

Due to the extensive amount of certificate and address preparation, the estimated date to begin mailing these dividend shares is April 30, 2008.

FORWARD-LOOKING STATEMENTS
This report contains "forward-looking" statements, as that term is defined by federal securities laws. You can find these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate" and similar words in this report. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. Risks and uncertainties that could cause actual results to vary materially from those anticipated by the forward-looking statements included in this report include unexpected difficulties in preparing the additional cash reconciliation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Capital Holdings, Inc. (Registrant)

Date: April 3, 2008
 /s/ Richard C. Turner
Richard C. Turner
Chief Financial Officer - American Capital Holdlings, Inc.